Filed Pursuant to Rule 424(b)(3)

Registration No. 333-284138

7,066,927 Shares of Common Stock

LQR House Inc.

This prospectus relates to the resale from time to time by the selling stockholders identified herein of up to 7,066,927 shares of common stock, $0.0001 par value (“Common Stock”). We refer to the 7,066,927 shares of Common Stock being registered herein as the “Registered Securities.”

The selling stockholders may offer, sell or distribute all or a portion of the Registered Securities publicly or through private transactions at prevailing market prices or at negotiated prices. The selling stockholders may retain underwriters, dealers or agents from time to time. See “Plan of Distribution” for more information about how the selling stockholders may sell the Registered Securities.

We will not receive any proceeds from the sale of the Registered Securities, but we have agreed to bear the expenses relating to the registration of the Registered Securities.

Our Common Stock is listed for trading on The Nasdaq Capital Market under the symbol “YHC”. On January 13, 2025, the last reported sale price of our Common Stock on The Nasdaq Capital Market was $1.46 per share.

Investing in our securities involves a high degree of risk. See the information contained under “Risk Factors” on page 5 of this prospectus and in the documents incorporated herein by reference. You should read this entire prospectus carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 14, 2025.

i

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) pursuant to which the selling stockholders named herein may, from time to time, offer and sell or otherwise dispose of the shares of our Common Stock covered by this prospectus. Such registration statement was filed with the Securities and Exchange Commission (the “SEC”, or “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act. Under the shelf process, the selling stockholders may, from time to time, sell any of the securities described in this prospectus in one or more offerings.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with any additional information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference, and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations, and prospects may have changed materially since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

As used in this prospectus, unless the context otherwise requires, the terms “we,” “us,” “our,” and “our company” mean, collectively, LQR House Inc. and its subsidiaries.

ii

CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS

This prospectus, the documents incorporated by reference herein and therein, and other written and oral statements we make from time to time contain certain “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You can identify these forward-looking statements by the fact they use words such as “could,” “expect,” “anticipate,” “estimate,” “target,” “may,” “project,” “guidance,” “intend,” “plan,” “believe,” “will,” “potential,” “opportunity,” “future,” and other words and terms of similar meaning and expression in connection with any discussion of future operating or financial performance. You can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert, or change any of them, and could cause actual outcomes to differ materially from current expectations. These statements are likely to relate to, among other things, our business strategy, our efforts to attract and retain new customers, our future financial projections and competitive position, our ability to keep pace with changing consumer preferences, the activities of our partners, our prospects for initiating partnerships or collaborations, the timing of the introduction of products, the effect of new accounting pronouncements, uncertainty regarding our future operating results and our profitability, anticipated sources of funds as well as our plans, objectives, expectations, and intentions.

We have included more detailed descriptions of these risks and uncertainties and other risks and uncertainties applicable to our business that we believe could cause actual results to differ materially from any forward-looking statement in the “Risk Factors” sections of this prospectus and the documents incorporated by reference herein including, but not limited to, the risk factors incorporated by reference from our filings with the SEC. We encourage you to read those descriptions carefully. Although we believe we have been prudent in our plans and assumptions, no assurance can be given that any goal or plan set forth in forward-looking statements can be achieved. We caution investors not to place significant reliance on forward-looking statements; such statements need to be evaluated in light of all the information contained and incorporated by reference in this prospectus. Furthermore, the statements speak only as of the date of each document, and we undertake no obligation to update or revise these statements.

iii

PROSPECTUS SUMMARY

The following summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. For a more complete understanding of our Company, you should read and consider carefully the more detailed information included or incorporated by reference in this prospectus, including the factors described under the heading “Risk Factors” herein and in our Annual Report on Form 10.. Prospective purchasers of our Common Stock should also carefully read the information incorporated by reference in this prospectus, including our consolidated financial statements, and the exhibits to this prospectus.

Business Overview

Our company, LQR House Inc. (“LQR”, “LQR House”, or the “Company”), intends to become a prominent force in the wine and spirits e-commerce, sector epitomized by its flagship alcohol marketplace, CWSpirits.com (“CWS Platform”). This platform delivers a diverse range of spirits, wines, and champagnes from esteemed retail partners like Country Wine & Spirits. Beyond its role in the e-commerce sector, LQR is a marketing agency with a specialized focus on the alcohol industry. We also intend to integrate the supply, sales, and marketing facets of the alcoholic beverage space into one easy to use platform and become the one-stop-shop for everything related to alcohol. To date, our primary business includes the development of premium limited batch spirit brands and marketing internal and external brands through our ownership of the CWS Platform, a U.S.-based e-commerce portal. Additionally, we are in the process of establishing an exclusive wine club. We believe that the marketing and brand management services we provide to our wholly owned and third-party clients will increase brand recognition thereof, and drive sales thereof through our e-commerce platform.

The Services and Brands We Market

The CWS Platform is an American online retailer specializing in alcohol products, striving to become the most trusted and convenient destination for online alcohol purchases. Combining the personalized service of a neighborhood alcohol shop with the efficiency of e-commerce, we offer a wide selection of products, including our exclusive brand, SWOL Tequila, all at competitive prices with fast shipping and around-the-clock convenience. At the heart of our brand is a commitment to exceptional customer service, driving us to continuously innovate our operations for an enhanced shopping experience. From user-friendly website navigation and a top-rated mobile app to detailed order tracking and personalized product recommendations, we are revolutionizing the online alcohol shopping experience, ensuring customer satisfaction remains paramount in all our endeavors.

The following products and services constitute the core elements of our business model and allow us to serve various types of customers in the alcohol industry, including individual consumers, wholesalers, and third-party alcohol brands:

●	SWOL Tequila is a limited-edition blend of Añejo Tequila made in exclusive batches of up to 10,000 bottles and represents the first installment under our “SWOL” trademark with application number 2345291 and registration number 2141431 which was originally owned by Dollinger Innovations and transferred over to us pursuant to the Tequila Asset Purchase Agreement. Pursuant to the Tequila Asset Purchase Agreement, we purchased all of the right, title and interest in the trademarks SWOL and all associated trade dress and intellectual property rights and all labels, logos and other branding bearing the SWOL marks or any mark substantially similar to the same. Tequila bearing the “SWOL” trademark is produced by Casa Cava de Oro S.A., an authentic tequila distillery in Jalisco, Mexico, imported into the United States through Rilo Import & Export (“Rilo”) by Country Wine & Spirits LLC (“CWS”) and sold to retail customers in the United States via the CWS Platform.

●	Vault is the exclusive membership program for the CWS Platform, which is offered and managed by the Company. We receive the subscriptions fees generated by this program. Through the CWS Platform, users can sign up for this exclusive membership where they will have access to all products available through CWS combined with special membership benefits.

●	Soleil Vino will be a wine subscription service marketed on the CWS Platform that will offer a selection of vintage and limited production wines. Through the CWS Platform, users will be able to sign up for this exclusive membership where they will have access to curated selections of wine from around the world. With Soleil Vino, we intend to create a premium wine subscription service on the market with high qualities and diverse selections of wine offerings. Pursuant to an asset purchase agreement, dated May 31, 2021, between us and Dollinger Holdings LLC, we purchased all of the right, title and interest in all trademarks regardless of registration status for Soleil Vino and all associated trade dress and intellectual property rights, all labels, logos and other branding bearing the Soleil Vino marks or any mark substantially similar to the same, and all website and all related digital and social media content including but not limited to influencer networks, http://www.soleilvino.com, and all related content, and all related sales channels was transferred.

●	LQR House Marketing is a marketing service in which we utilize our marketing expertise to help our wholly owned brands and third-party clients market their products to consumers. For example, by engaging us for our marketing services, our clients gain the ability to advertise and sell their brand on the CWS Platform.

Principal Factors Affecting Our Financial Performance

Our operating results are primarily affected by the following factors:

●	our ability to acquire new customers and users or retain existing customers and users;

●	our ability to offer competitive pricing;

●	our ability to broaden product or service offerings;

●	industry demand and competition;

●	our ability to leverage technology and use and develop efficient processes;

●	our ability to attract and maintain a network of influencers with a relevant audience;

●	our ability to attract and retain talented employees and contractors; and

●	market conditions and our market position.

Our Growth Strategies

The key elements of our strategy to expand our business include the following:

●	Collaborative Marketing. We intend to develop leading brands for up-and-coming companies and start-ups and align with celebrities and influencers with significant followings to enhance their online marketing presence.

●	Expand Our Brand. We intend to continue expanding and developing our existing SWOL brand by purchasing and selling larger amounts of SWOL products to accelerate brand recognition and increasing our marketing presence.

●	Opportunistic Acquisitions. We intend to pursue opportunistic acquisitions with existing alcohol brands and companies that have distribution licenses and physical storage locations and acquire technology that complements our business.

You can find more information about us in our filings with the Securities and Exchange Commission (the “SEC” or the “Commission”) referenced in the sections in this document titled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” beginning on pages 12 and 13, respectively.

Corporate Information

Our company was incorporated in the State of Delaware on January 11, 2021, under the name LQR House Inc. On February 3, 2023, we changed our state of incorporation to the State of Nevada. Our principal executive offices are located at 6800 Indian Creek Dr. Suite 1E, Miami Beach, FL 33141, and our telephone number is (786) 389-9771. We maintain a website at https://www.lqrhouse.com. The information included on our website or in any social media associated with the Company is not incorporated by reference in and is not deemed a part of this prospectus and should not be relied upon in determining whether to make an investment decision.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act; (ii) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable SEC rules. We expect that we will remain an emerging growth company for the foreseeable future but cannot retain our emerging growth company status indefinitely and will no longer qualify as an emerging growth company on or before the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies.

These exemptions include:

●	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	not being required to comply with the requirement of auditor attestation of our internal controls over financial reporting;

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	reduced disclosure obligations regarding executive compensation; and

●	not being required to hold a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We have taken advantage of certain reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

An emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected to avail ourselves of this extended transition period and, as a result, we will not be required to adopt new or revised accounting standards on the dates on which adoption of such standards is required for other public reporting companies.

We are also a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act, and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies.

Recent Developments

On December 19, 2024, the Company held its virtual Annual Meeting where six proposals were submitted to the stockholders for approval as set forth in the definitive Proxy Statement as filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 26, 2024, as amended on December 5, 2024. At the Annual Meeting, the stockholders approved all six of the proposals submitted.

On December 19, 2024, immediately after the LQR House Inc. 2024 Annual Meeting of Stockholders (the “Annual Meeting”), James Huber resigned from the Board of Directors (the “Board”) of the Company, effective immediately.

On December 19, 2024, immediately after the Annual Meeting, Gary Herman resigned from the Board, effective immediately.

On December 19, 2024, after the Annual Meeting, the Board appointed Mr. Lijun Chen and Dr. Jing Lu to fill the vacancies on the Board resulting from the resignations of Mr. Huber and Mr. Herman, effective as of December 19, 2024. The initial terms as director for Mr. Chen and Dr. Lu will expire at the Company’s 2025 annual meeting of stockholders. Mr. Chen was also appointed to serve as the Chairman of the Board, a member of the Audit Committee of the Board and a member of the Nominating and Corporate Governance Committee of the Board. Dr. Lu was appointed to serve as a member of the Compensation Committee of the Board, a Chairperson of the Nominating and Corporate Governance Committee of the Board and a Member of the Audit Committee of the Board.

On December 19, 2024 and immediately after the Annual Meeting, the Board appointed newly elected director Yilin Lu to serve as Chairman of the Nominating and Corporate Governance Committee of the Board.

In connection with such director appointments and the election of Mr. Yilin Lu and Mr. Hong Chung Yeung as directors of the Company on December 19, 2024, the Company entered into an independent director agreement with each of the newly elected and appointed directors: Mr. Yilin Lu, Mr. Hong Chung Yeung, Mr. Lijun Chen and Dr. Jing Lu (each, the “Director Agreement”). Pursuant to the Director Agreement, each of the abovementioned directors will be entitled to receive from the Company an annual cash fee of $36,000, to be paid in monthly installments, for their services as a director of the Board. Each of these directors shall also receive equity compensation in the form of 50,000 restricted stock units (“RSUs”), vesting in eight (8) equal quarterly installments commencing in the first quarter of 2025, provided that such directors remain in continuous service of the Company on such dates. Pursuant to the Director Agreement, in the event of a public or private offering of the Company’s securities, and upon request of the Company, the underwriters or placement agents placing the Company’s securities, the directors agreed not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company that the director may own, other than those included in the registration, without the prior written consent of the Company or such underwriters or placing agents, as the case may be, for such period of time from the effective date of such registration as may be requested by the Company or such placement agent or underwriter.

On December 16, 2024, the Company changed its ticker symbol on NASDAQ from “LQR” to “YHC”.

RISK FACTORS

Investment in our Common Stock involves risks. Before deciding whether to invest in our Common Stock, you should consider carefully the risk factors discussed below and those contained in the section entitled “Risk Factors” contained in our Annual Report on Form 10-K, which is incorporated herein by reference in its entirety, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC. If any of the risks or uncertainties described in our SEC filings actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected. This could cause the trading price of our Common Stock to decline, resulting in a loss of all or part of your investment. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

Risks Related to Our Common Stock and This Offering

The resale of our Common Stock by the selling stockholders could adversely affect the prevailing market price of our Common Stock and may cause substantial dilution to our existing stockholders.

We are registering for resale by the selling stockholders of 7,066,927 shares of Common. The number of shares of Common Stock ultimately offered for sale by the selling stockholders under this prospectus is dependent upon the number of shares of Common Stock the selling stockholders elects to sell from time to time. Depending upon market liquidity at the time, sales of shares of our Common Stock, may cause the trading price of our Common Stock to decline.

The selling stockholders may sell all, some or none of the shares that it holds. Sales by the selling stockholders of the shares under the registration statement of which this prospectus is a part, may result in dilution to the interests of other holders of our Common Stock. The sale of a substantial number of shares of our Common Stock by the selling stockholders in this offering, or anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

We are currently listed on the Nasdaq Capital Market. If we are unable to maintain listing of our securities on Nasdaq or any stock exchange, our stock price could be adversely affected and the liquidity of our stock and our ability to obtain financing could be impaired and it may be more difficult for our stockholders to sell their securities.

Although our common stock is currently listed on the Nasdaq Capital Market, we may not be able to continue to meet the exchange’s minimum listing requirements or those of any other national exchange. If we are unable to maintain listing on Nasdaq or if a liquid market for our common stock does not develop or is sustained, our common stock may remain thinly traded.

The listing rules of Nasdaq require listing issuers to comply with certain standards in order to remain listed on its exchange. If, for any reason, we should fail to maintain compliance with these listing standards and Nasdaq should delist our securities from trading on its exchange and we are unable to obtain listing on another national securities exchange, a reduction in some or all of the following may occur, each of which could have a material adverse effect on our stockholders:

●	the liquidity of our common stock;

●	the market price of our common stock;

●	our ability to obtain financing for the continuation of our operations;

●	the number of institutional and general investors that will consider investing in our common stock;

●	the number of investors in general that will consider investing in our common stock;

●	the number of market makers in our common stock;

●	the availability of information concerning the trading prices and volume of our common stock; and

●	the number of broker-dealers willing to execute trades in shares of our common stock.

USE OF PROCEEDS

All shares of Common Stock offered by this prospectus are being registered for the account of the selling stockholders and we will not receive any proceeds from the sale of these shares.

SELLING STOCKHOLDERS

We are registering the Registered Securities in order to permit the selling stockholders to offer such securities for sale from time to time. Except for the ownership of the Registered Securities, the selling stockholders have not had any material relationship with us within the past three years.

The table below lists the selling stockholders and other information regarding the beneficial ownership of our Common Stock of the selling stockholders. The second column lists the number of shares of Common Stock beneficially owned by the selling stockholders as of January 2, 2025. The third column assumes the sale of all of the shares of Common Stock offered by the selling stockholders pursuant to this prospectus.

The selling stockholders may sell all, some or none of their shares of Common Stock in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of shares of Common Stock Owned Prior to Offering	Maximum Number of shares of Common Stock to be Sold Pursuant to this Prospectus	Number of shares of Common Stock Owned After Offering (1)	Percentage of Beneficial Ownership After Offering (1)
Bingjian Technology Co., Limited(2)	369,700	369,700	0	0%
Yanlin Tang(3)	343,200	343,200	0	0%
Bridgewater Management Hong Kong Ltd(4)	598,400	598,400	0	0%
Hong Kong Chengxin Asset Management Co., Limited(5)	367,800	367,800	0	0%
JHG Global Ltd(6)	594,900	594,900	0	0%
Millennium Partners Limited(7)	366,100	366,100	0	0%
Prosperity Age Ltd(8)	337,900	337,900	0	0%
Chung Au Yeung(9)	566,400	566,400	0	0%
Fang Yu(10)	139,000	139,000	0	0%
Fei Xu(11)	128,500	128,500	0	0%
Huan Wang(12)	424,200	424,200	0	0%
Juan Liu(13)	222,400	222,400	0	0%
Junhui Shan(14)	301,300	301,300	0	0%
Kaining Peng(15)	610,600	610,600	0	0%
Kam Yuen Wong(16)	285,200	285,200	0	0%
King Ting Dunstan Lam(17)	462,127	462,127	0	0%
Kwan Kwai Gene So(18)	474,000	474,000	0	0%
Qiongshan Luo(19)	475,200	475,200	0	0%
Total	7,066,927	7,066,927	0	0%

(1)	We do not know when or in what amounts a selling stockholder may offer shares for sale. The selling stockholder might not sell any or might sell all of the shares offered by this prospectus. Because the selling stockholder may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the selling stockholder after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholder.

(2)	Its director, Gaomiao Yu, has sole voting and dispositive power over the shares. The address of the Selling Stockholder is c/o Flat/Rm 27, 2/F, Block A, Kwai Shing Industrial Bldg Ph 1, Tai Lin Pai Road, Kwai Chung, NT, Hong Kong
(3)	The address of the Selling Stockholder is c/o Room 104, Building D, Bijingyuan, No. 81, Jingtian Road, Futian District, Shenzhen, Guangdong, China
(4)	Its director, Weiping Wang, has sole voting and dispositive power over the shares. The address of the Selling Stockholder is c/o Sea Meadow House, Blackburne Highway (P.O. Box 116), Road Town, Tortola, British Virgin Islands
(5)	Its director, Wenming Lyu, has sole voting and dispositive power over the shares. The address of the Selling Stockholder is c/o Rm.2, 3/F, Ruby Commercial Building, 480 Nathan Road, KL Hong Kong
(6)	Its director, Jun Wang, has sole voting and dispositive power over the shares. The address of the Selling Stockholder is c/o Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola VG1110, British Virgin Islands
(7)	Its director, Ye Yuan, has sole voting and dispositive power over the shares. The address of the Selling Stockholder is c/o Unit 9C, 15/F, Tower 3, China Hong Kong City, 33 Canton Road, Tsim Sha Tsui, Hong Kong
(8)	Its director, Lie Ma, has sole voting and dispositive power over the shares. The address of the Selling Stockholder is c/o 1st Floor, Ellen Skelton Building, 3076 Sir Francis Drake’s Highway, Road Town, Tortola, VG1110, British Virgin Islands
(9)	The address of the Selling Stockholder is c/o 1/F, 10 Pok Man Street, Tai Kok Tsui , Hong Kong
(10)	The address of the Selling Stockholder is c/o No. 302, Unit 1, Building 5, Area A, Tongde Plaza, No. 167 Zhiqiang Road, Panlong District, Kunming, Yunnan, China
(11)	The address of the Selling Stockholder is c/o No. 31, Group 13, Changgui Village, Long’an Town, Pingwu County, Sichuan, China
(12)	The address of the Selling Stockholder is c/o 2-7-3, No. 3, Yongsheng Street, Zhongshan District, Dalian, Liaoning, China
(13)	The address of the Selling Stockholder is c/o Group 2, Daping Village, Long’an Town, Pingwu County, Mianyang, Sichuan, China
(14)	The address of the Selling Stockholder is c/o Room 110, No.38 Bagua Road, Futian District, Shenzhen, Guangdong, China
(15)	The address of the Selling Stockholder is c/o Room 302, No. 31-2, Xizeng Road, Liwan District, Guangzhou, Guangdong, China
(16)	The address of the Selling Stockholder is c/o Union Building 184-B Sha Tsui Rd Tsuen Wan NT Hong Kong
(17)	The address of the Selling Stockholder is c/o FT9H TWR1B OMAOMA 108 So Kwun Wat Rd NT Hong Kong
(18)	The address of the Selling Stockholder is c/o Flat2606, 26/F, Hang Sam House, King Tin Court, ShaTin, NT, HK
(19)	The address of the Selling Stockholder is c/o Room 1201, No. 16, Zhile Street, Tianhe District, Guangzhou, Guangdong, China

PLAN OF DISTRIBUTION

We are registering the Registered Securities on behalf of the selling stockholders. The selling stockholders and any of their pledgees, assignees, distributees, and successors-in-interest in the Registered Securities received after the date of this prospectus from the selling stockholders as a partnership distribution, gift, pledge, or other transfer, may, from time to time, sell, transfer, or otherwise dispose of any or all of the shares of our Common Stock covered hereby on The Nasdaq Capital Market or any other stock exchange, market or trading facility on which the Common Stock is traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. The selling stockholders may use any one or more of the following methods when selling Common Stock:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the Common Stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	exchange distributions in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such Common Stock at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the Registered Securities owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the Registered Securities, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of the selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholderss under this prospectus. The selling stockholders also may transfer the Registered Securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of the Registered Securities, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Registered Securities in the course of hedging the positions they assume. To the extent permitted by applicable securities laws, the selling stockholders may also sell the Registered Securities short and deliver these securities to close out their short positions, or loan or pledge the Registered Securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the Registered Securities offered by this prospectus, which Registered Securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the Registered Securities offered by it will be the purchase price of the Registered Securities less discounts or commissions, if any. The selling stockholders reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of the Registered Securities to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the Registered Securities in open market transactions in reliance upon Rule 144 under the Securities Act, provided that it meets the criteria and conforms to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the Registered Securities or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the Registered Securities covered by this prospectus may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the Registered Securities to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Registered Securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Registered Securities may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of December 30, 2024, with respect to the holdings of (1) each person who is the beneficial owner of more than 5% of a class of Company voting stock, (2) each of our directors, (3) each executive officer, and (4) all of our current directors and executive officers as a group.

Beneficial ownership of a class of voting stock is determined in accordance with the rules of the SEC and includes any shares of such class of the Company’s voting stock over which a person exercises sole or shared voting or investment power, or of which a person has a right to acquire ownership at any time within 60 days. Except as otherwise indicated, we believe that the persons named in this table have sole voting and investment power with respect to all shares of voting stock held by them. Applicable percentage ownership in the following table is based on 12,521,175 of common stock issued and 12,521,175 of common stock outstanding on December 30, 2024, plus, for each individual, any common stock that individual has the right to acquire within 60 days of December 30, 2024.

To the best of our knowledge, except as otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares of our common stock beneficially owned by such person, except to the extent such power may be shared with a spouse. To our knowledge, none of the shares listed below are held under a voting trust or similar agreement, except as noted. To our knowledge, there is no arrangement, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

Name and Address of Beneficial Owner(1)	Title	Number	Percent(2)
Officers and Directors
Sean Dollinger	Chief Executive Officer and Director	48,543	* %
Kumar Abhishek	Chief Financial Officer	417	* %
Jaclyn Hoffman	Chief Marketing Officer	1,460	* %
Alexandra Hoffman	Director and Technical Writer	834	* %
James O’Brien	Director	-	-%
David Lazar	Director	-	-%
Hung Chung Yeung	Director	-	-%
Yilin Lu	Director	-	-%
Lijin Chen	Director	-	-%
Hong Chung Yeung	Director	-	-
All Officers and Directors as a Group (total of 9 persons)		51,254	* %

5% Beneficial Owners of a Class of Voting Stock
MeiFang Group Ltd		821,818	6.5%

*	Less than 1%

(1)	Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o our Company, LQR House Inc., 6800 Indian Creek Dr. Suite 1E, Miami Beach, FL 33141.

(2)	Based on 12,521,175 shares of common stock outstanding as of December 30, 2024.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon for us by Sichenzia Ross Ference Carmel LLP.

EXPERTS

The consolidated financial statements of LQR House Inc. as of and for the years ended December 31, 2023 and 2022 have been incorporated by reference herein and in the registration statement in reliance on the report of dbbmckennon, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act and file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to you on the SEC’s website at www.sec.gov. You may also obtain information about us by visiting our website at www.lqrhouse.com. The information contained on or accessible through our website is not incorporated by reference and is not part of this prospectus.

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. This prospectus incorporates by reference the documents listed below (other than any portions of such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules):

●	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on April 1, 2024;

●	our Quarterly Reports on Form 10-Q for the period ended March 31, 2024, filed with the SEC on May 15, 2024, for the period ended June 30, 2024, filed with the SEC on August 14, 2024 and for the period ended September 30, 2024 filed with the SEC on November 14, 2024;

●	our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on May 23, 2024, June 13, 2024, August 12, 2024, October 18, 2024, December 17, 2024, December 26, 2024 and January 3, 2025.

●	our Preliminary Proxy Statement on Schedule 14A, filed with the SEC on November 12, 2024;

●	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on November 26, 2024 and Amendment No.1 to such Definitive Proxy Statement filed with the SEC on December 5, 2024;

●	our Preliminary Information Statement on Schedule 14C, filed with the SEC on January 8, 2024;

●	our Definitive Information Statement on Schedule 14C, filed with the SEC on January 25, 2024;

●	the description of our common stock contained in the Registration Statement on Form 8A12B (File No. 001-41778) relating thereto, filed on August 9, 2023, including any amendment or report filed for the purpose of updating such description; and

●	any future filings made with the SEC under Section 13(a), 13(c) or 15(d) of the Exchange Act.

Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to:

LQR House Inc.

Attn: Chief Financial Officer

6800 Indian Creek Dr. Suite 1E

Miami Beach, FL 33141

Phone: (786) 389-9771

LQR HOUSE INC.

7,066,927 Shares of Common Stock

PROSPECTUS

January 14, 2025